ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this Registration Statement on Form S-8 of Bridge Bancorp, Inc.

                             /s/ Arthur Andersen LLP

New York, New York
April 24, 1998